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                                                                    EXHIBIT 5(b)

             [Letterhead of Worsham, Forsythe & Wooldridge, L.L.P.]





                                October 3, 1997





Texas Utilities Company
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

          Referring to the proposed issuance and delivery by Texas Utilities Company (Company) of up to 10,325,000 shares of its common stock, without par value (Stock) pursuant to the terms of the Agreement and Plan of Merger, dated as of August 23, 1997 (Plan of Merger), by and among the Company, TUCOM Acquisition Co. and Lufkin-Conroe Communications Co. (LCC), as contemplated by the Registration Statement on Form S-4 to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, on or about the date hereof (Registration Statement), we are of the opinion that:

         1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

         2. All action necessary to make the Stock validly issued, fully paid and nonassessable will have been taken when:

                 (a) the Stock shall be issued and delivered in accordance with terms of the Plan of Merger; and
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Texas Utilities Company
October 3, 1997
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                 (b)      articles of merger shall have been duly filed with
         the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act as contemplated by the Plan of Merger and a Certificate of Merger shall have been issued by such official.

         We hereby consent to the use of our name as counsel in the Registration Statement and as authority for certain of the statements contained therein, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            WORSHAM, FORSYTHE
                                              & WOOLDRIDGE, L.L.P.



                                            By: /s/ T. A. Mack
                                                -------------------------
                                                             A Partner